SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549


                                         FORM 8-K


                                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934




Date of Report (Date of Earliest Event Reported)     December 16, 1998


                                     QUADRAX CORPORATION
                       (Exact Name of Registrant as Specified in Charter)


Delaware	                             			0-16052	           			05-0420158
(State or Other Jurisdiction of	  (Commission File Number)  (IRS Employer
 Incorporation)		                                        		Identification No.)


 618 MAIN STREET, P.O. BOX 1001, WEST WARWICK, RI    02893-0901
(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code  (401) 683-6600


300 High Point Ave., Portsmouth, RI, 02871
(Former Name or Former Address, If Changed Since Last Report.)




Item 2. Disposition of Assets.

      Quadrax Corporation (the "Company") as a debtor under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Rhode Island has begun an ongoing process of the disposition of certain of its assets. The Company began the first phase of this process in an auction of a portion of its Portsmouth, Rhode Island plant equipment held on December 10, 1998. A second auction of equipment from the Company's
Vista, California plant was held on December 16, 1998. Equipment sold includes some of its tape lines used in the manufacturing of raw materials and office equipment and supplies used by the Company for the development of thermoplastic sports products and golf shafts. The assets were sold to the public for an approximate gross consideration of $400,000. The Company anticipates the process to continue with ongoing sales of the remaining equipment to occur in the first quarter of 1999. The Company is retaining core equipment that is required to manufacture its primary thermoplastic material.


Item 5. Other Events.

      On December 28, 1998, in accordance with 11 U.S.C. Section 363, the Company sold its capital stock in its wholly owned subsidiary, Victel, Inc. ("Victel") to E.B. Acquisition LLC ("EB"). The consideration for the sale of all right, title and interest of the Company in and to the Victel stock to EB was $1,000,000. In addition, on December 28, 1998, EB deposited $500,000 in an escrow account with the Company's outside bankruptcy counsel. The terms and conditions of the sale and of the escrow arrangement are of public record in the United States Bankruptcy Court for the District of Rhode Island.

Signatures

   	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       		Quadrax Corporation




     December 31, 1998                                  /s/ James J. Palermo
       	(Date)	                                         James J. Palermo
                                                        Chairman and
                                                        Chief Executive Officer